UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 25, 2006

Date of Report (Date of earliest event reported)

WATER PIK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-15297

25-1843384

(Commission File Number)	(IRS Employer Identification No.)

23 Corporate Plaza, Suite 246

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 719-3700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d— 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e— 4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 25, 2006, Water Pik Technologies, Inc. issued a news release announcing its operating results for the quarter ended December 31, 2005.  A copy of the news release is attached as Exhibit 99.1.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On January 25, 2006, the Company’s board of directors approved and the Company announced a plan to relocate all of the Company’s remaining showerhead and water filtration production from the Company’s owned manufacturing facility in Loveland, Colorado primarily to existing offshore suppliers.  This decision is part of the Company’s operating strategy initiated several years ago to become a lower cost manufacturer through the consolidation of facilities and outsourcing of manufacturing to overseas suppliers.  The closure of the Loveland facility is targeted for completion in October of 2006 followed by the sale of the facility.

The Company will begin incurring expenses relating to the Loveland closure in the current quarter.  The Company estimates that the total expenses expected to be incurred in connection with the closure of the Loveland facility will be $2.7 million after tax, of which $2.3 million after tax will be incurred in Fiscal Year 2006, $0.3 million after tax will be incurred in Fiscal Year 2007 and $0.1 million after tax will be incurred in Fiscal Year 2008.  This amount includes one-time termination benefits of $0.9 million after tax, accelerated depreciation of $0.9 million, under-absorbed and post-closure facility carrying costs of $0.7 million and $0.2 million in other costs.

Cash expenditures relating to the closure of the Loveland facility are estimated to be $1.8 million after tax.

Item 8.01.  Other Events

The news released attached as Exhibit 99.1 to this report includes a statement concerning the Company’s recent announcement that it signed a definitive agreement to be acquired by Coast Acquisition Corporation.  Additional information concerning this prospective transaction is included in the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2006.  In addition, the Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Merger. The Proxy Statement will contain important information about the Company, the Merger and related matters.  Stockholders are urged to read the Proxy Statement carefully when it is available.

Stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.  In addition, stockholders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, Water Pik Technologies, Inc., 23 Corporate Plaza, Suite 246 Newport Beach, CA 92660, telephone (949) 719-3700, email corpinfo@waterpik.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005, which is filed with the SEC.  As of December 5, 2005, the Company’s directors and executive officers beneficially owned 2,513,073 shares, or approximately 18.2%, of the Company’s common stock.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description

99.1	News Release dated January 25, 2006.

Pursuant to General Instruction B-2 of Form 8-K, the information furnished pursuant to Item 2.02 of this report and the exhibit are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall Item 2.02 of this report and the exhibit be incorporated by reference into our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such future filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATER PIK TECHNOLOGIES, INC.

Date:	January 25, 2006	By:	/s/ VICTOR C. STREUFERT
Victor C. Streufert,
Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated January 25, 2006.